UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2024

First Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-25023	35-2056949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112

(Address of Principal Executive Offices) (Zip Code)

(812) 738-2198

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FCAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2024, the Board of Directors (the “Board”) of First Capital, Inc. (the “Company”) accepted the resignation of Michael L. Shireman from the Board. Mr. Shireman’s term as a director was set to end at the 2025 annual meeting of the shareholders. Mr. Shireman did not advise the Company of any disagreement with the Company on any matter relating to its operations, polcies or practices. The Company thanks Mr. Shireman for his commitment and service to the Company.

The Board appointed John Shireman to the Company’s Board to fill the vacancy created by Mr. Shireman’s departure.

Mr. John Shireman is a Regional VP of Operations for Ascendance Truck Centers, an International Truck Dealership with 37 locations throughout the Midwest.  He is 51 years old.  John has worked closely with key executives at International Truck for over three decades and has served on International’s Product and Systems Advisory Boards.  He has owned and operated an International Truck dealership with over 130 employees.  He works closely with commercial customers in the Southern Indiana community and enjoys coaching and mentoring his local employee base.  He holds a Bachelor of Business and Communications from Bellarmine University. His operational, ownership, and managerial background will provide the Board with unique insights as trucking is an excellent barometer of economic health.

There are no arrangements or understandings between Mr. John Shireman and any other person pursuant to which he was selected as a director and there are no related party transactions between the Company and Mr. John Shireman that would require disclosure under Item 404(a) of Regulation S-K.

Mr. John Shireman will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time he will serve on the Company’s Board this year, paid by the Company to its directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 22, 2024. Matters voted upon were: (1) election of four directors of one class of the Board to serve for three years and until the election and qualification of their successors; (2) ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024; and (3) approval of a non-binding advisory vote on executive compensation. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number. The final number of votes cast for or against, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below:

1.	Election of four members of one class of the Company’s Board to serve for three years and until the election and qualification of their successors:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Kathyrn W. Ernstberger	1,237,201	132,324	3,714	1,070,621
William I. Orwick, Sr.	1,237,124	117,873	18,243	1,070,621
Jill S. Saegesser	1,276,483	91,229	5,527	1,070,621
Carolyn E. Wallace	1,246,721	91,485	35,033	1,070,621

2.	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

For	Against	Abstentions	Broker Non-Votes
2,350,768	58,578	34,515	N/A

3.	A non-binding advisory vote on the resolution to approve executive compensation.

For	Against	Abstentions	Broker Non-Votes
1,226,019	68,638	78,583	1,070,621

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Date: May 29, 2024	By:	/s/ Joshua P. Stevens
		Name:	Joshua P. Stevens
		Title:	Chief Financial Officer